UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2020

FIRST FINANCIAL BANKSHARES, INC.

(Exact name of registrant as specified in its charter)

Texas	0-7674	75-0944023
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

400 Pine Street, Abilene, Texas 79601

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (325) 627-7155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	FFIN	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01	Other Events.

On March 12, 2020, the Board of Directors (the “Board”) of First Financial Bankshares, Inc., a Texas corporation (the “Corporation”), renewed its stock repurchase plan to repurchase common shares of the Corporation. Under the renewed plan, the Corporation increased the amount of common shares authorized for repurchase from 2 million to 4 million shares and extended the expiration date of the plan from September 30, 2020 to September 30, 2021. Stock repurchases under the program may be made from time to time on the open market, in privately negotiated transactions, or in any other manner that complies with applicable securities laws, at the discretion of the Company. The timing of purchases and the number of shares repurchased under the program dependent upon a variety of factors including price, trading volume, corporate and regulatory requirements and market conditions. The repurchase program may be suspended or discontinued at any time without notice.

A copy of the press release announcing the amendment to the stock repurchase program is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following are exhibits to this Current Report on Form 8-K:

Exhibit Number	Description of Exhibit

99.1	Press release of First Financial Bankshares, Inc., dated March 12, 2020

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST FINANCIAL BANKSHARES, INC.
(Registrant)

DATE: March 13, 2020	By:	/s/ F. Scott Dueser
F. SCOTT DUESER
President and Chief Executive Officer